UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 6, 2026
Date of Report (date of earliest event reported)
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Hamilton Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-41862 (Commission File Number)	98-1153847 (I.R.S. Employer Identification Number)
Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08
(Address of principal executive offices and zip code)
(441) 405-5200
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common shares, par value $0.01 per share	HG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.                    Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Election of Directors
On Tuesday May 5, 2026, Hamilton Insurance Group, Ltd. (the “Company”) held its 2026 Annual General Meeting of Shareholders (the “2026 Annual Meeting”) at which all 11 Class B director nominees were elected to the Company's Board of Directors (the “Board”), including first time nominee Peter W. Wilson. Mr. Wilson was nominated by the Board and his election was approved by shareholders as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2026 (the “Proxy Statement”). Upon his election, the Board appointed Mr. Wilson to each of the Technology, Nominating and Governance and Underwriting and Risk Committees of the Board.
There is no arrangement or understanding between Mr. Wilson and any other person pursuant to which Mr. Wilson was elected as a director.
Information regarding the background and qualifications of Mr. Wilson were previously disclosed in the Company’s Proxy Statement and such information is incorporated herein by reference.
Mr. Wilson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07 - Submission of Matters to a Vote of Security Holders

As of March, 17, 2026, the record date for the 2026 Annual Meeting, there were 17,320,078 Class A common shares, and 66,721,755 Class B common shares, each par value $0.01 per share, issued and outstanding. The total number of issued and outstanding Class A and Class B common shares entitled to vote at the meeting was 84,041,833, of which 77,050,957 Class A and Class B common shares were present or represented by proxy at the 2026 Annual Meeting. Each share of Class A common shares was entitled to one vote, and each share of Class B common shares was entitled to one vote. Only Class B common shareholders were entitled to vote for Proposal One relating to election of the Class B Directors.
The final results of the votes regarding each of the proposals described in the Proxy Statement are as follows:
1.Proposal One. The election of eleven (11) Class B directors to serve until the next annual general meeting of shareholders or until his or her successor is elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Brown	50,237,989	2,019,650	16,092	7,457,148
Giuseppina (Pina) Albo	52,037,504	220,071	16,156	7,457,148
John J. Gauthier	50,256,941	1,904,379	112,411	7,457,148
Karen Ann Green	51,847,590	313,794	112,347	7,457,148
Anu (Henna) Karna	50,202,568	1,950,416	120,747	7,457,148
Neil Patterson	50,169,980	1,991,341	112,410	7,457,148
Marvin Pestcoe	52,013,309	148,033	112,389	7,457,148
David Priebe	52,105,367	152,294	16,070	7,457,148
Everard Barclay Simmons	52,009,335	152,007	112,389	7,457,148
Therese Vaughn	50,328,576	1,826,409	118,746	7,457,148
Peter W. Wilson	52,144,658	16,685	112,388	7,457,148
2.     Proposal Two. Approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,464,430	16,991	112,388	7,457,148

3.     Proposal Three. The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for 2026 and the authorization of the Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,765,599	258,242	27,116	—

Item 7.01 - Regulation FD Disclosure

The Company issued a press release on May 6, 2026, announcing the election of Mr. Peter W. Wilson as described in Item 5.02 above. A copy of the press release making this announcement is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated May 6, 2026, issued by the Company
101	Interactive Data File (formatted in Inline XBRL and includes the Cover Page Interactive Data File)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026		HAMILTON INSURANCE GROUP, LTD.

	By:	/s/ Gemma Carreiro
Gemma Carreiro
Group General Counsel